EXHIBIT 5.1

August 28, 2012

Lithia Motors, Inc.

150 North Bartlett Street

Medford, Oregon 97501

Re:	Legality Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

We have acted as counsel to Lithia Motors, Inc., an Oregon corporation (the “Company”) in connection with its Registration Statement on Form S-3, File No. 333-182913 filed by the Company on July 27, 2012 (together with Amendment No. 1 thereto filed August 28, 2012, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate number and amount of Securities (defined below) with an aggregate offering price of up to $100,000,000.

For purposes of this opinion, the term “Securities” includes: (i) shares of the Company’s Class A Common Stock, no par value per share (“Common Stock”), (ii) warrants to purchase Common Stock (the “Common Stock Warrants”) (iii) shares of the Company’s preferred stock, no par value per share, to be issued in one or more series to be designated by the Board of Directors of the Company (“Preferred Stock”), (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) depositary shares representing a fraction of a share of a particular class or series of preferred stock or of Debt Securities (the “Depositary Shares”); (vi) debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities,” and, collectively with the Senior Debt Securities, the “Debt Securities”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants”); (viii) Common Stock, Preferred Stock and Debt Securities that may be issued upon exercise of Securities Warrants (defined below); (ix) contracts to purchase or sell Common Stock, Preferred Stock, Securities Warrants or Depositary Shares (the “Purchase Contracts”); (x) units, which are two or more other Securities, in any combination (the “Units”); and (xi) such indeterminate amount of other Securities as may be issued in an exchange for or upon conversion of, as the case may be, the Securities.

The Common Stock Warrants, Preferred Stock Warrants and Debt Security Warrants are referred to collectively as the “Securities Warrants,” and the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts and Units are referred to collectively as the “Securities.”

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

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We have examined the Registration Statement, form of Common Stock certificate, and copies of the Articles of Incorporation, Bylaws and excerpts of minutes of meetings of the Board of Directors of the Company. We have also received from officers of the Company certain other documents, corporate records, certificates and representations concerning factual matters. We have reviewed such other documents and certificates, made such inquiries of public officials, and made such review of laws as we consider necessary for purposes of this opinion. We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity, accuracy and completeness of the originals of such copies.

The Depositary Shares will be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and the depositary named therein (the “Depositary”). The Securities Warrants will be issued under Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.” The Purchase Contracts will be issued under a Purchase Contract Agreement entered into between the Company and a purchase contract agent (the “Purchase Contract Agent”). The Units will be issued under a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”). Senior Debt Securities will be issued under an Indenture, as supplemented by supplemental indentures thereto (as so amended, restated or supplemented, the “Senior Indenture”), between the Company and a trustee named therein (the “Senior Trustee”). Subordinated Debt Securities will be issued under an Indenture, as supplemented by the supplemental indentures thereto (as so amended, restated and supplemented, the “Subordinated Indenture”), between the Company and a trustee named therein (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indenture.”

In rendering the opinions set forth below, we have assumed that: (1) at the time of the authorization, execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture contemplated to be entered into will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of the authorization, execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture contemplated to be entered into will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement contemplated to be entered into will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, issuance and delivery of any Depositary Shares, the Deposit Agreement contemplated to be entered into will be the valid and legally binding obligation of the Depositary; (5) at the time of execution, issuance and delivery of any Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (6) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent. We have assumed further that at the time of execution, authentication, issuance and delivery of the Senior Debt Securities and the Subordinated Debt Securities, the respective Senior Indenture or Subordinated Indenture relating to such Debt Securities will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have

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been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.

In rendering the opinions set forth below, we have also assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws, so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company, and in the manner described in the Registration Statement and the applicable Prospectus Supplement; (iv) each person signing the applicable transaction documents will have the legal capacity and authority to do so; (v) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vii) if shares of Common Stock and/or Preferred Stock are to be issued in certificated form, certificates representing the shares of Common Stock and/or Preferred Stock have been duly executed, countersigned, registered and delivered.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted, authorized and acting committee of the Board of Directors of the Company (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock; (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable Prospectus Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board; and (c) that the total number of shares of Common Stock issued pursuant to the Registration Statement does not exceed the total number of authorized shares of the Common Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of Articles of Amendment to the Company’s Articles of Incorporation designating the terms, rights and preferences of the Preferred Stock; (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable Prospectus Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board; and (d) that the total number of shares of Preferred Stock issued pursuant to the Registration Statement does not exceed the total number of

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authorized shares of the Preferred Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board to approve the issuance and terms of any Debt Securities, the terms of the offering thereof, the execution and delivery of the related Indenture, and related matters and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable Prospectus Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such other agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

4. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement, (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable Prospectus Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such other agreement, and (c) that the total number of shares of Common Stock and/or Preferred Stock issued pursuant to the Securities Warrants does not exceed the total number of authorized shares of Common Stock and/or Preferred Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, such Securities Warrants will constitute valid and legally binding obligations of the Company.

5. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of the Preferred Stock or Debt Securities represented by such Depositary Shares, and the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement; (b) due filing of Articles of Amendment to the Company’s Articles of Incorporation designating the terms, rights and preferences of the Preferred Stock; (c) the due issuance and delivery to the Depositary of the Preferred Stock or Debt Securities represented by the Depositary Shares; (d) that the total number of shares of Preferred Stock represented by the Depositary Shares does not exceed the total number of authorized shares of Preferred Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance; and (e) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the Preferred Stock or Debt Securities in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares as provided for in the applicable Prospectus Supplement and definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Company.

6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement, (b) the due execution, countersignature,

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issuance and delivery of such Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable Prospectus Supplement and applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such other agreement, and (c) that the total number of shares of Common Stock and/or Preferred Stock issuable pursuant to the Purchase Contracts does not exceed the total number of authorized shares of Common Stock and/or Preferred Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, such Purchase Contracts will constitute valid and legally binding obligations of the Company.

7. With respect to the Units, assuming (a) the taking of all necessary corporation action by the Board to authorize and approve (1) the issuance and the terms of the Units, (2) execution and delivery of the Unit Agreement with respect to the Units, (3) the issuance of the Common Stock with respect to any Common Stock that is a component of the Units; (4) the issuance of the Preferred Stock with respect to any Preferred Stock that is a component of the Units; (5) the issuance and terms of any Debt Securities, that are a component of the Units, the terms of the offering of such Debt Securities, the execution and delivery of the related Indenture, and related matters; (6) the execution and delivery of the Warrant Agreement with respect to any Warrants that are a component of the Units in the form filed as an exhibit to the Registration Statement, (7) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Units in the form filed as an exhibit to the Registration Statement; (b) the due filing of Articles of Amendment to the Company’s Articles of Incorporation designating the terms, rights and preferences of any such Preferred Stock; (c) the due execution, authentication in the case of Debt Securities, countersignature in the case of Warrants and Purchase Contracts, issuance and delivery of (1) the Units, (2) such Common Stock, (3) such Preferred Stock, (4) such Debt Securities, (5) such Warrants, and (6) such Purchase Contracts, in each case upon payment of the consideration therefore provided for in the applicable Prospectus Supplement and applicable definitive purchase, underwriting or similar agreement approved by the Board, the applicable Indenture in the case of Debt Securities, the applicable Warrant Agreement in the case of Warrants, the applicable Purchase Contract Agreement in the case of Purchase Contracts, and otherwise in accordance with the Unit Agreement and such other agreements; and (d) that the total number of shares of Common Stock and/or Preferred Stock issuable pursuant to the Unit Agreement does not exceed the total number of authorized shares of Common Stock and/or Preferred Stock under the Articles of Incorporation, as amended and restated, of the Company less shares outstanding or reserved for issuance, such Units will constitute valid and legally binding obligations of the Company.

Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, receivership, conservatorship, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors now or hereafter in effect, (ii) general equitable principles (whether considered in a proceeding in equity or at law); (iii) implied covenants of good faith and fair dealing, and (iv) the application of principles of public policy, and are further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers.

We are duly licensed to practice law in the State of Oregon and in rendering the opinion set forth herein, we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Oregon, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date

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of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our name under the caption “Legal Matters” in the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to Amendment No. 1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

LANE POWELL PC

/s/ LANE POWELL PC